As filed with the Securities and Exchange Commission on September 9, 1998
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT 0F 1933


                              INNODATA CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       13-3475943
  (State or other jurisdiction                           (IRS Employer
of incorporation or organization)                     Identification Number)


                    56 PINE STREET, NEW YORK, NEW YORK 10005
                    (Address of principal executive offices)

                             1996 STOCK OPTION PLAN
                                     OPTIONS
                              (Full Title of Plan)

                      MARTIN KAYE, EXECUTIVE VICE PRESIDENT
                   95 ROCKWELL PLACE, BROOKLYN, NEW YORK 11217
                     (Name and address of agent for service)

                                  (718) 522-0222
          (Telephone number, including area code, of agent for service)

        Copies  of  all Communications to:          Oscar D. Folger, Esq.
                                                    521  Fifth  Avenue
                                                    New  York,  New  York  10175
                                                    (212)697-6464

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                               PROPOSED         PROPOSED
                               AMOUNT           MAXIMUM           MAXIMUM              AMOUNT OF
TITLE OF SECURITIES            TO BE            OFFERING PRICE    AGGREGATE            REGISTRATION
TO BE REGISTERED               REGISTERED (1)   PER SHARE (2)     OFFERING PRICE (2)   FEE
Common Stock, $.01 par  value   279,999 shares     $4.25            $1,189,995.75        $351.05

(1) The Registration Statement also includes an undeterminable number of additional shares that may become issuable pursuant to anti-dilution provisions of the Plan.
(2) Estimated for purposes of computing the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock as reported by Nasdaq on September 3, 1998.

PROSPECTUS
----------

                              INNODATA CORPORATION

                              ____________________

                         279,999 Shares of Common Stock
                              ____________________



     This Prospectus relates to 279,999 shares of Common Stock, $.01 par value, (the "Shares") of which 166,666 shares are issuable pursuant to the 1996 Stock Option Plan (the "Plan") of Innodata Corporation (the "Company") and 113,333 shares issuable pursuant to options ("Options") granted to the Company's President and CEO upon commencement of employment. Any shares which are offered will be offered for the respective accounts of the Selling Shareholders. This Prospectus does not relate to the sale or issuance by the Company of any securities. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders. The Company will receive proceeds at the respective exercise prices upon exercise of the options.

     The Company has been advised by the Selling Shareholders that there are no underwriting arrangements with respect to the sale of the Shares, that the Shares will be sold from time to time in brokerage transactions at then prevailing prices and in private transactions at negotiated prices, and that usual and customary brokerage fees will be paid by the Selling Shareholders in connection therewith.

     The Company's Common Stock is traded on the Nasdaq SmallCap Market under the symbol INOD. On September 3, 1998 the closing price for the Company's Common Stock as reported by Nasdaq was $4.00 per share.


                              ____________________

                 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" COMMENCING ON PAGE 4
                              ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE THE PRICE TO PUBLIC, UNDERWRITING DISCOUNTS AND COMMISSIONS AND PROCEEDS TO SELLING SHAREHOLDERS ARE NOT DETERMINABLE AT THIS TIME.

     THE  DATE  OF  THIS  PROSPECTUS  IS           ,  1998

AVAILABLE  INFORMATION

     The  Company  is  subject  to  the reporting requirements of the Securities
Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices: Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois; Seven
World Trade Center - 13th Floor, New York, New York; and Suite 500, 5757 Wilshire Boulevard, Los Angeles, California. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding electronic filings with the Commission.

     The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such request should be directed to the Secretary, Innodata Corporation, 95 Rockwell Place, Brooklyn, New York 11217.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER AT ANY TIME SHALL IMPLY THAT THE INFORMATION PROVIDED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                   THE COMPANY


     INNODATA CORPORATION (the "Company") was incorporated in Delaware in June 1988, maintains its executive offices in New York City and employs a work force in other locations in the U.S. and approximately 2,500 persons in the Philippines, India and Sri Lanka. The Company is a leading provider of Internet and on-line publishing services, providing all the necessary steps for product development and data capture and conversion to enable its customers to publish vast amounts of information via the Internet and on-line. Innodata's customers represent an array of major secondary electronic publishers of legal, scientific, educational and medical information, as well as document-intensive companies repurposing their proprietary information into electronic resources that can be referenced via web-centric applications.

     The Company intends to utilize its labor force to perform such additional tasks in the high-tech information and related industries as may be economically performed by large labor forces at competitive wage rates. As technology develops in these industries, the Company will seek to employ persons with advanced skills to exploit these areas of opportunity. At the same time, the Company intends to diminish or eliminate areas of its business which may become, or may be rendered, less important or obsolete by advancing technology. The Company may also seek to establish and operate labor forces in additional countries for work in these and related fields.

     The executive offices of the Company are located at 56 Pine Street, New York, New York 10005. Its telephone number is 212-277-9900. Its operations in the Philippines are conducted at 2900 Faraday Street in Manila, and at Fuente Osmena, Cebu City, in Cebu. The Company's facilities in Manila are accessible by calling its New Jersey offices, 201-488-1200, Ext. 5551.




                                  RISK FACTORS

     AN INVESTMENT IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS, PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES, SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS AND SHOULD CONSULT WITH THEIR OWN LEGAL, TAX AND FINANCIAL ADVISORS WITH RESPECT THERETO.


Reliance  on  Foreign  Operations.
----------------------------------

     Most of the Company's operations take place in the Philippines, India and Sri Lanka. The majority of the Company's fixed assets are at these locations. The Company is subject to risks associated with foreign operations in general, including political or economic instability or disruptions, foreign regulatory approval requirements, embargoes, transportation delays and trade restrictions, all of which could materially adversely affect the Company's operations and financial condition, or could have a significant adverse impact on the Company's ability to perform and deliver its services on a competitive and timely basis.


Political  Risks.
-----------------

     While the political situation currently appears to be stable, the Company's operations may be adversely affected by political instability in its foreign locations. Political instability could also change the current satisfactory legal environment for the Company through the imposition of restrictions on foreign ownership, repatriation of funds, adverse labor laws, and the like. Moreover, even if political conditions were stable, other factors could cause legal wage rates to be increased.


Risks  of  Power  Failures  and  Natural  Disasters.
----------------------------------------------------

     Frequent power outages occur in the Philippines and India which have lasted for as long as eight hours per day. The Company's facilities are equipped with standby generators to produce electric power during such power failures but the general impact of such power failures outside the Company's offices may still be very disruptive to the Company's overall operations. There can be no assurance that municipal power production capacity will not remain adequate, or deteriorate further, with the result that the Company's operations could be adversely affected. The Philippines is subject to relatively frequent earthquakes, volcanic eruptions, floods and other natural disasters, which may disrupt the Company's operations.


Customer  Perception  of  Political  and  Natural  Risks.
---------------------------------------------------------

     While the Company has not experienced any material disruptions in its ability to service its customers from its foreign locations, frequent adverse news coverage about conditions could lead to hesitancy on the part of customers to employ the Company's services there. There can be no assurance that continued or renewed adverse news coverage will not reduce the Company's sales even if the conditions being reported do not actually impede the Company's operations.


Currency  Fluctuation  and  Inflation.
--------------------------------------

     The Company funds its foreign operations through the transfer of dollars from the United States. The Company generally remits funds to its foreign operations only as needed and does not maintain any significant amount of funds or monetary assets in those countries. Inflation without corresponding devaluation of foreign currencies against the dollar, or any other increase in value of foreign currency relative to the dollar, may have a material adverse effect on the Company's operations and financial condition.


Year  2000.
-----------

     The Company has initiated a program to prepare computer systems and applications for the Year 2000. The Company expects to incur internal staff costs as well as consulting and other expenses related to infrastructure and facilities enhancements necessary to prepare the systems for the Year 2000. A portion of such costs are not likely to be incremental costs to the Company, but rather will represent the redeployment of existing information technology resources. The Company is also communicating with customers and suppliers with whom it conducts business to help identify and resolve the Year 2000 issue. It is possible that if all aspects of the Year 2000 issues are not adequately resolved by these parties, the Company's future business operations and, in turn, its financial position and results of operations could be negatively impacted. Management has not yet quantified the Year 2000 compliance and other related expenses, however, management believes these costs will not have a material affect on its financial position.


Concentration  of  Customers.
-----------------------------

     During 1997, 1996 and 1995, one customer that is comprised of twelve affiliated companies, accounted for 14%, 24% and 29% of the Company's revenues, respectively. No other customer accounted for 10% or more of the Company's revenues. Further, in 1997, 1996 and 1995, export revenues, all of which were derived from European customers, accounted for 22%, 19% and 18%, respectively, of total revenues.


Competition.
------------

     The Company's ability to compete favorably is, in significant part, dependent upon its ability to control costs, react timely and appropriately to short and long-term trends and competitively price its services. Firms compete based on price, geographic location, quality and speed of turn-around, as well as on the size of project and the complexity and level of work which they can perform on an economic basis. Major competitors operating in the Philippines are Saztec Philippines, Inc., Systems and Encoding Corporation (Sencor), Unidata Corporation, ASEC International Phils., Inc., Equidata Philippines, Inc., Data Solutions, Inc., Phil Database and Services, Inc. and Direct Data Capture, Ltd. QHData and Beijing Formax are major competitors that perform work in mainland China and APEX Data Services, Inc. performs work primarily in India. Saztec International, Inc., First Image Data Input division of First Financial Management Corporation and ASEC International, Inc. are the Company's major competitors with operations in the United States. There are also numerous other companies worldwide, with a concentration in third world countries (including India, Mexico, Sri Lanka and the Caribbean Basin) which may be regarded as competitive with the Company. The Company may also be considered in competition with customers' and potential customers' in-house personnel who may attempt to duplicate the Company's services.

     The Company makes substantial efforts to maintain the quality of its work force. The Company also competes on the basis of its perceived proximity to its customers. Many offshore conversion companies do not maintain a presence outside of the country in which their production facility is located. While such companies are compelled to conduct business and service customers through brokers or via fax and telephone calls, many of the Company's customer related functions, including sales, delivery of completed data products and customer service, are performed in the United States.

     The Company's scanning conversion services conducted through its Imaging Services division competes with numerous companies which may have substantially greater financial, technical and other resources than the Company. Firms compete based on price, geographic location, quality and speed of turn-around, as well as on the size of project and the complexity and level of work which they can perform on an economic basis. Major national competitors include Wesco and Docucon. The Company may also be considered in competition with customers' and potential customers' in-house personnel who may attempt to duplicate the Company's services.


OCR  and  Similar  Technologies.
--------------------------------

     The Company recognizes that optical character recognition ("OCR") or other technologies could render straight data entry obsolete. OCR involves first producing an image which is a digital representation of a document and then using one of many OCR engines to convert that image into a text file corresponding to the characters on the page. Advances in OCR or other technologies, such as voice recognition, will increase the relative importance to the Company of its higher level services such as indexing, abstracting and photocomposition and developing document management systems, and of opportunities which will arise as a result of new technologies or other factors. There can be no assurance that new technological developments will not affect the Company adversely.


Lack  of  Patent  Protection.
-----------------------------

     The  Company  has  no  material  proprietary technology or software.   As a
result, there are no technological or patent barriers to entry by other companies into the Company's business.


Broad  Discretion  in  Application  of  Proceeds
------------------------------------------------

     Management has designated the proceeds from the exercise of options to be used for general corporate and working capital purposes and they may be expended at the discretion of the Company's management. The Company has not made any specific allocations as to the use of any such proceeds. As a result of the foregoing, any return on investment to investors will be substantially dependent upon the discretion and judgment of the Company's management with respect to the application of the net proceeds of the offering.

     Pending their use, the net proceeds from the exercise of options may be invested by the Company in short-term, interest-bearing securities or money market funds. The Company does not require that any specific minimum investment criteria be used in selecting such short-term investments, but will select such investments as it deems appropriate, taking into consideration such factors as liquidity, return on and safety of investment. See "Use of Proceeds".


Shares  Eligible  for  Future  Sale.
------------------------------------

     394,730 shares of the Company's presently outstanding Common Stock may be deemed "restricted securities," and may not be sold except in compliance with Rule 144 under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may publicly sell in brokerage transactions an amount equal to 1% of the Company's outstanding Common Stock every three months or, if greater, a percentage of the shares publicly traded during a designated period. All of such shares are currently eligible for sale under Rule 144.


Issuance  of  Preferred  Stock
------------------------------

     The Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock, $.01 par value per share, in one or more series and to fix the number of shares constituting any such series, the voting powers, designation, preferences and relative participation, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights and dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders. The issuance of Preferred Stock by the Board of Directors could affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferential voting, dividend, and liquidation rights over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to the shares of Common Stock. The authority possessed by the Board of Directors to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult or costly to achieve. The Board of Directors may issue the Preferred Stock without stockholder approval and with voting and conversion rights which could adversely affect the voting power of holders of Common Stock. There are no agreements or understandings for the issuance of Preferred Stock and the Board of Directors has no present intention to issue Preferred Stock.


Continued  Listing  Requirements  for  Nasdaq  Securities;  Penny  Stock  Rules
-------------------------------------------------------------------------------

     While the Common Stock is presently listed on the Nasdaq SmallCap Market, there can be no assurance that the Company will continue to meet the maintenance criteria for continued listing of its securities on Nasdaq. These continued listing criteria include, among other things, $2,000,000 in net tangible assets, a public float of 500,000 shares with a market value equal to $1,000,000 held by at least 300 stockholders, two market makers and a minimum bid price of $1.00 per share of common stock. There can be no assurance that the Company will continue to satisfy these criteria. If the Company became unable to meet the continued listing criteria of the Nasdaq SmallCap Market and became delisted therefrom, trading, if any, in the Common Stock would thereafter have to be conducted in the so-called "pink sheets" or, if then available, the Nasdaq "Electronic Bulletin Board". As a result, an investor would find it more difficult to dispose of, and to obtain accurate quotations as to the value of the Common Stock.

     In addition, if the Company fails to maintain a Nasdaq SmallCap Market listing for its securities, and no other exclusion from the definition of a "penny stock" under the Exchange Act is available, then any broker engaging in a transaction in the Company's securities would be required to provide any customer with a risk disclosure document, disclosure of market quotations, if any, disclosure of the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market values of the Company's securities held in the customer's accounts. The bid and offer quotation and compensation information must be provided prior to effecting the transaction and must be contained on the customer's confirmation. If brokers become subject to the "penny stock" rules when engaging in transactions in the Company's securities, they would become less willing to engage in such transactions, thereby making it more difficult for purchasers in this offering to dispose of their shares.


No  Dividends.
--------------

     The Company has not paid any cash dividends since its inception and does not anticipate paying any cash dividends in the foreseeable future. There can be no assurance that the operations of the Company will result in sufficient earnings to enable the Company to pay dividends. It is anticipated that earnings, if any, will be used to finance the Company's growth.




                                 USE OF PROCEEDS

     Management has designated the proceeds from options to be issued and, if exercised, to be used for general corporate and working capital purposes and they may be expended at the discretion of the Company's management. The Company has not made any specific allocations as to the use of any such proceeds.

     The Company may, when and if the opportunity arises, acquire other businesses which are in some manner related to the Company's business. If such an opportunity arises, the Company may use a portion of its funds for that purpose. The Company has no specific arrangements with respect to any such acquisition at the present time and is not presently involved in any negotiations with respect to any such acquisition. There can be no assurance that any acquisition will be made.

     Prior to expenditure, the net proceeds will be invested in short-term, interest bearing securities or money market funds. The Company does not require that any specific minimum investment criteria be used in selecting such short-term investments, but will select such investments as it deems appropriate, taking into consideration such factors as liquidity, return on and safety of investments.


                              MATERIAL DEVELOPMENTS

     Since the Company's most recent filing of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 and subsequent filing of its Form 10-QSB for the quarter ended June 30, 1998, no material developments have occurred.




                              SELLING SHAREHOLDERS


     The securities covered by the Plan and Options not granted pursuant to any Plan are being offered on behalf of a number of employees, officers, directors and consultants of the Company. The list below sets forth the current officers and directors on whose behalf securities are being offered hereby. Unless otherwise indicated, the addresses for all of the Selling Shareholders is 56 Pine Street, New York, NY 10005.

                         SECURITIES                  SECURITIES
                           OWNED       SECURITIES       OWNED
NAME AND                  BEFORE         TO BE          AFTER
ADDRESS                  OFFERING(1)      SOLD       OFFERING(4)

Barry Hertz (2)           231,548        14,000        217,548

Todd Solomon              190,482        10,500        179,982

Jack Abuhoff              132,833       123,833          9,000

Martin Kaye                13,833        10,500          3,333

Stephen Agress             16,000        16,000            -0-

William Schieffelin         4,000         4,000            -0-

Jurgen Tanpho              16,000        16,000            -0-

Dr. Albert Drillick (3)     5,003           850          4,153

Morton Mackof (3)           5,003           850          4,153


 (1) Includes shares issuable upon the exercise of all outstanding options pursuant to the 1996 Stock Option Plan, and as to Mr. Abuhoff, options granted without a Plan, including those options which are not presently exercisable. Shares issuable under options are owned beneficially but not of record. Does not include presently exercisable options to purchase the Company's Common Stock pursuant to other Stock Option Plans, or other exercisable options held.

(2) Includes 214,748 shares owned by Track Data Corporation, of which Mr. Hertz is the majority stockholder and 2,800 shares held in a pension plan for the benefit of Mr. Hertz.

(3) Includes 4,153 shares held in the Track Data Phantom Unit Trust to be released upon termination of association with the Company or Track Data Corporation, or earlier with approval of the Track Data Board of Directors.

(4) The percentage of securities owned after offering, assuming no sales other than by the respective individuals, is 14.6% and 12.1% for Messrs. Hertz and Solomon, respectively.

                              PLAN OF DISTRIBUTION

     The shares are being offered for the respective accounts of the Selling Shareholders. The Company will not receive any proceeds from the sale of any Shares by the Selling Shareholders. The Company will receive proceeds from the exercise prices of any options which are exercised by the Selling Shareholders.

     The sale of Shares by the Selling Shareholders may be effected from time to time in brokerage transactions, in negotiated transactions, through the writing of options on the Shares, or through a combination of such methods of sale, at fixed prices, which may be charged at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agent or to whom they sell as principal, or both
(which compensation as to a particular broker-dealer may be in excess of customary compensation).

     The Selling Shareholders and any broker-dealers who act in connection with the sale of the shareholders hereunder may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act, and any commissions received by them and profit on any sale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.


                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 have been audited by Grant Thornton LLP, independent auditors, and as to 1996 and 1995 by Margolin, Winer & Evens LLP, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

     Certain legal matters in connection with the validity of the securities offered by this Prospectus will be passed on for the Company by Oscar D. Folger, Esq., New York, New York. Mr. Folger's wife owns 29,813 shares of the Common Stock of the Company, and Mr. Folger's pension plan, of which he is a trustee and principal beneficiary, owns 11,347 shares of Common Stock.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are incorporated in this Prospectus and made a part hereof by reference:

1. The Company's report on Form 10-KSB for the year ended December 31, 1997, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

2. The Company's report on Form 10-QSB for the quarter ended June 30, 1998, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

3. The section entitled "Description of Common Stock" contained in Post-Effective Amendment No. 1 to the Company's Registration Statement No. 33-62012 on Form SB-2 filed with the Commission, under the Securities Act of 1933, and effective as of June 21, 1994.

     In addition, all reports, proxy statements and other documents of the Company hereafter filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this Prospectus or the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Prospectus and made a part hereof by reference from the date of filing each such document. Any statement contained in an earlier document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


            LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

     The Company's Certificate of Incorporation includes a provision that eliminates or limits the personal financial liability of the Company's directors, except in situations where there has been a breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability under Section 174 of the Delaware General Corporation Law relative to unlawful payment of dividends, stock purchases or redemptions, or any transaction from which the director derived an improper personal benefit. In addition, under its Certificate of Incorporation and By-Laws as well as under separate agreements, the Company is required to indemnify its officers and directors to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                               FURTHER INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus omits certain information contained in the Registration Statement, as permitted by the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be examined without charge at the Washington, D.C. office of the Commission and copies of all or any part thereof may be obtained from the Commission's office in Washington, D.C. upon payment of the Commission's charge for copying. Statements contained in this Prospectus as to the contents of any contract or other document which is an exhibit to the Registration Statement, each such statement is deemed to be qualified and amplified in all respects by the provisions of the exhibit.

                              INNODATA CORPORATION


                         279,999 SHARES OF COMMON STOCK

                              --------------------

                                   PROSPECTUS
                              --------------------



                                     , 1998









     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  3.  Incorporation  of  Documents  by  Reference.
          --------------------------------------------

             See  "Incorporation  of  Certain  Information  by  Reference."


ITEM  4.  Description  of  Securities.
          ----------------------------

             Not  Applicable.


ITEM  5.  Interests  of  Named  Experts  and  Counsel.
          --------------------------------------------

             See  "Legal  Matters."


ITEM  6.  Indemnification  of  Directors  and  Officers.
          ----------------------------------------------

     The Company has entered into agreements with each director in which the Company agrees to indemnify each director and officer to the maximum extent permitted by law.

     The Company's Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The
Certificate  of  Incorporation  also  provides  as  follows:

     A director, or former director, shall not be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the General Corporation Law of the State of Delaware, pertaining to the liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

     Section 145. Indemnification of officers, directors, employees and agents; insurance.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Securities Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM  7.  Exemption  from  Registration  Claimed.  Not  Applicable.
          ---------------------------------------


ITEM  8.  Exhibits.
          ---------
           (5)        Opinion of Oscar D. Folger as to legality
          (24)(a)     Consent of Oscar D. Folger (included in Exhibit 5)
          (24)(b)     Consent of Grant Thornton LLP
          (24)(c)     Consent of Margolin, Winer & Evens LLP
          (28)        Form of 1996 Stock Option Plan (1)




 (1) Incorporated by reference to the Company's Proxy Statement for its Annual Meeting of Stockholders on November 7, 1996.


ITEM  9.  Undertakings.
          -------------

     The  undersigned  registrant  hereby  undertakes:

     A. To file, during any period in which offers or sales are being made, a post-effective amendment of this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any additional or changed material information on the plan of distribution.

          Provided, however, that paragraphs (A)(i) and (ii) do not apply if the
          ------------------
registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     D. The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registant pursuant to any charter provisions, by-laws, contract, arrangements, statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 3rd day of September 1998.

                                   INNODATA  CORPORATION


                                   By           /s/
                                      -------------------------
                                        Barry  Hertz
                                        Chairman  of  the  Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.



Signature                Title                             Date
-----------------------  -------------------------------   -----------------


     /s/                 Chairman of the Board             September 3, 1998
-----------------------
Barry Hertz

     /s/                 Vice Chairman of the Board        September 3, 1998
-----------------------
Todd Solomon

     /s/                 President, Chief Executive        September 3, 1998
-----------------------  Officer and Director
Jack Abuhoff

     /s/                 Executive Vice President          September 3, 1998
-----------------------  (Principal Financial Officer)
Martin Kaye              and Director

     /s/                 Director                          September 3, 1998
-----------------------
Dr. Albert Drillick

     /s/                 Director                          September 3, 1998
-----------------------
Dr. E. Bruce Fredrikson

     /s/                 Director                          September 3, 1998
-----------------------
Morton Mackof

     /s/                 Director                          September 3, 1998
-----------------------
Stanley Stern

                                                                   EXHIBIT 24(a)

                           LAWYERS OPINION AND CONSENT

We have acted as counsel to Innodata Corporation, a Delaware corporation (the "Company") in connection with the registration by the Company of 279,999 shares of its common stock, $.01 par value (the "Shares") which are issuable under the Company's 1996 Stock Option Plan (the "Plan") and 113,333 shares issuable pursuant to options ("Options") granted to the Company's President and CEO upon commencement of employment. All of the Shares are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"). As counsel to the Company we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary in order to render the following opinion.

Based upon the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Plan and Options are duly authorized and, when issued and paid for in accordance with the Plan as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We are aware that we are referred to under the caption "Legal Matters" in the Reoffer Prospectus included in the Registration Statement and we hereby consent to such reference to us and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, however, we do not hereby imply or admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the General Rules and Regulations of the Securities and Exchange Commission adopted thereunder.


Oscar  D.  Folger
Law  Offices  of  Oscar  D.  Folger
New  York,  New  York
September  3,  1998

                                                                   EXHIBIT 24(b)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 4, 1998 accompanying the consolidated financial statements included in the Annual Report of Innodata Corporation on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Innodata Corporation on Form S-8 and to the use of our name as it appears under the caption "Experts."

GRANT  THORNTON  LLP

New  York,  New  York
September  3,  1998

                                                                 EXHIBIT 24(c)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in this Registration Statement of Innodata Corporation on Form S-8 of our report dated March 14, 1997, appearing in the Annual Report on Form 10-KSB of Innodata Corporation for the year ended December 31, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





MARGOLIN,  WINER  &  EVENS  LLP

Garden  City,  New  York
September  3,  1998